UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011
(December 8, 2011)

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA

 (State or Other Jurisdiction of Incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. Employer Identification No.)

3545 North First Street, San Jose, California 95134

  (Address of Principal Executive Offices) (Zip Code)

(408) 435-0800

 (Registrant's telephone number, including area code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 8, 2011, Pericom Semiconductor Corporation (“Pericom” or the “Company”)  held its annual meeting of stockholders at which shareholders:

(a)	elected to the Board of Directors of Pericom six directors for a one year term and until their successors are elected,

(b)	ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending in 2012,

(c)	approved, in a non-binding advisory vote, the resolution on executive compensation, and

(d)	approved, in a non-binding advisory vote, having future executive compensation votes held on an annual basis.

In light of the stockholder vote on the proposal covered by item (d), the Company has determined that it will include a non-binding stockholder advisory vote on executive compensation (a “say-on-pay vote”) every year in its future annual meeting proxy statements until it next holds a non-binding stockholder advisory vote on the frequency with which the Company should hold future say-on-pay votes.

The above proposals are described in detail in the Company’s Proxy Statement dated October 21, 2011. Voting results are as follows:

(a)	Election of Directors:

Nominee	Votes For	Withheld	Broker Non-Votes
Alex Chiming Hui	20,352,918	657,936	1,778,204
Chi-Hung (John) Hui, Ph.D.	20,543,787	467,067	1,778,204
Hau L. Lee, Ph.D.	20,531,585	479,269	1,778,204
Michael J. Sophie	20,572,056	438,798	1,778,204
Siu-Weng (Simon) Wong, Ph.D.	18,058,483	2,952,371	1,778,204
Edward Yang	19,565,684	1,445,170	1,778,204

(b)	Ratification of appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending in 2012.

For	Against	Abstain	Broker Non-Votes
22,761,092	18,993	8,973	0

(c)	Advisory vote on the resolution approving executive compensation.

For	Against	Abstain	Broker Non-Votes
19,164,940	342,240	1,503,674	1,778,204

(d)	Advisory vote on the frequency of future compensation votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
17,064,554	165,476	1,985,116	1,795,708	1,778,204

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pericom Semiconductor Corporation (the Registrant)

By:	/s/ Aaron Tachibana
Aaron Tachibana Chief Financial Officer

Dated:  December 14, 2011